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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-82396) of Accredo Health, Incorporated of our report dated February 6, 2002 relating to the financial statements and financial statement schedule, which appears in Gentiva Health Services, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York
April 19, 2002